UNITED   STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2012

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628

( Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2012, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) received a deficiency letter (the “Deficiency Letter”) from the NYSE Amex LLC (“AMEX”) stating that the Company has resolved the continued listing deficiency with respect to Section 1003(a)(i) of the AMEX’s Company Guide (the “Company Guide”) referenced in AMEX’s letter dated September 22, 2010. However, as a result of the Company sustaining losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether such issuer will be able to continue operations and/or meet its obligations as they mature, the Company is no longer in compliance with Section 1003(a)(iv) of the Company Guide.  The Deficiency Letter states that, in order to maintain its AMEX listing, the Company must submit a plan of compliance by May 1, 2012, advising AMEX how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by July 2, 2012. If the Company does not submit such a plan or if the plan is not accepted by AMEX, the Company would be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

In view of, among other things, the belief of the Board of Directors that under the Company’s current circumstances it is not reasonably practicable for the Company to establish and implement a plan of compliance that would satisfy AMEX’s continued listing requirements, the substantial financial burden on the Company as a result of its status as a U.S. public company, the Company’s inability to raise capital in the United States and the minimal benefits derived from being a U.S. public company, the Board of Directors of the Company determined on April 19, 2012 that it is in the best interest of the Company to voluntarily delist the Company’s common stock from AMEX and deregister its shares with U.S. Securities & Exchange Commission (the “SEC”). In connection therewith, the Company notified AMEX on April 20, 2012 of the Company’s intention to file a Form 25 - Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), with the SEC on or about April 30, 2012.

It is expected that the delisting will take effect on or about May 10, 2012. Accordingly, the Company expects that the last day of trading of its common stock on AMEX will be on or about May 10, 2012.

On the effective date of the delisting, the Company plans to file a Form 15 with the SEC to suspend its duty to file reports under Section 15(d) of the Exchange Act. Upon filing of the Form 15, the Company's obligation to file certain reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will immediately be suspended.

After the Company has filed the Form 15, its common stock is anticipated to be available for trading on the OTC Pink Sheets, although there can no assurances that any trading market for the Company's securities will exist, and the liquidity of such trading market may be very limited.

On April 20, 2012, the Company issued a press release announcing receipt of the Deficiency Letter and the Company’s voluntary delisting from the AMEX and deregistration with the SEC.  A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and the information therein is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: April 20, 2012
	By:	/s/ Feng Lan
Name: Feng Lan Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 20, 2012.